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                                                                     Exhibit 3.5


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               EPICEPT CORPORATION

                            (A DELAWARE CORPORATION)
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                                   ARTICLE I

                                  Stockholders

          SECTION 1. Annual Meetings. If required by applicable law, the annual meeting of Stockholders, as defined below, of EpiCept Corporation (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") shall determine.

          SECTION 2. Special Meetings. Special meetings of stockholders of the Corporation (the "Stockholders") for the transaction of such business as may properly come before the meeting may be called by order of the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

          SECTION 3. Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, including the terms of any certificate of designation of any series of preferred stock of the Corporation, the "Certificate") or these Amended and Restated By-laws (as amended from time to time, these "By-laws"), the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation.

          SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.


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          The stock ledger shall be the only evidence as to who are the
Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

          SECTION 5. Quorum. Except as otherwise provided by law, the Certificate or these By-laws, a quorum for the transaction of business at any meeting of Stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

          SECTION 6. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the Chief Executive Officer, if any, or if none or in the Chief Executive Officer's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

          SECTION 7. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law, the Certificate or these By-laws, any other action shall be authorized by a majority of the votes cast.

          (b) Stockholders may not take any action by written consent in lieu of a meeting.

          SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed,


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the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. No person who is a candidate for an office in an election may serve as an inspector at such election.

          SECTION 9. Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, subject to the second succeeding sentence, notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          SECTION 10. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof;


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and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          SECTION 11. Notice of Stockholder Business and Nominations. (a) Annual Meetings of Stockholders. (1) Except as may otherwise be required by applicable law, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

               (2) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph
(a)(1) of this Section 11, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the sixtieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth: (A) as to each person whom the Stockholder proposes to nominate for election as a director
(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy


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statement as a nominee and to serving as a director if elected; (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from Stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

               (3) Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or


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at the direction of the Board of Directors or (2) provided that the Board of
Directors has determined that directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by paragraph (a)(2) of this
Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the sixtieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above.

          (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 or the Certificate shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's nominee or proposal in compliance with such Stockholder's representation as required by this Section 11) and (b) if any proposed nomination or business was not made or proposed in compliance with this
Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

               (2) For purposes of this Section 11, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.


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               (3) Notwithstanding the foregoing provisions of this Section 11, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (a) of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate.

                                   ARTICLE II

                               Board of Directors

          SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, who may exercise all the powers of the Corporation except as otherwise provided by law, the Certificate or these By-laws.

          (a) Qualification; Number; Term; Remuneration. (1) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be from two to nine, or such number within that range as may be fixed from time to time by action of the Stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The directors shall be elected at the annual meeting of Stockholders by such Stockholders as have the right to vote on such election, and shall hold office as provided in ARTICLE FIFTH of the Certificate. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          (b) Directors may be paid reimbursement of their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 2. Quorum and Manner of Voting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the entire Board or the directors entitled to cast a majority of votes shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. Except as otherwise provided by law, the Certificate or these By-laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 3. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to


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time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

          SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

          SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer, President or by a majority of the directors then in office.

          SECTION 6. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least 24 hours before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

          SECTION 7. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 8. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation.

          SECTION 9. Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by the holders of shares entitled to vote for the election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

          SECTION 10. Action by Written Consent. Unless otherwise provided by law, the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or electronic transmission, and the writing or writings or


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electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.

          SECTION 11. Meetings by Telephone Conference Calls. The Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

          SECTION 12. Removal. The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least 75% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the Stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

                                  ARTICLE III

                                   Committees

          SECTION 1. Appointment. Unless otherwise provided by law, the Certificate or these By-laws, from time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

          SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then-appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

          SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.


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                                   ARTICLE IV

                                    Officers

          SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chief Executive Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors, the Chief Executive Officer, or the President.

          SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

          SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

          Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his of her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

          SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

          SECTION 5. Chief Executive Officer. The Board of Directors may designate a chief executive officer. The chief executive officer shall have such duties as customarily pertain to that office, including the implementation of the policies of the Corporation as determined by the Board of Directors, and shall have such other authority as from time to time may be assigned by the Board of Directors.


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          SECTION 6. President. The President shall have such duties as customarily pertain to that office, including the general management and supervision of the property, business and affairs of the Corporation and shall have such other authority as from time to time may be assigned by the Board of Directors.

          SECTION 7. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors, the President or the Chief Executive Officer.

          SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors, the President or the Chief Executive Officer.

          SECTION 9. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the President or the Chief Executive Officer.

          SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                   ARTICLE V

                                Books and Records

          SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

          SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

          SECTION 3. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the


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day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                         Certificates Representing Stock

          SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

          SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

          SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue


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
scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

          SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VII

                                    Dividends

          Subject to the provisions of law and the Certificate, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  Ratification

          Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall


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
be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE IX

                                   Fiscal Year

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE X

                                Waiver of Notice

          Whenever any notice whatsoever is required to be given by law, by the Certificate or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or by the appearance of such person at such meeting in person or by proxy, shall be deemed equivalent to such notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

                                   ARTICLE XI

                     Bank Accounts, Drafts, Contracts, Etc.

          SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.


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
          SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

          Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to Stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                  ARTICLE XII

                      Transactions with Interested Parties

          No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

          (1) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee of the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

          (2) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the Stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE XIII

                                   Amendments

          SECTION 1. By the Board of Directors. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

          SECTION 2. By the Stockholders. Notwithstanding any other provision of law, the Certificate or these By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be required to alter, amend or repeal any provision of these By-laws or to adopt new By-laws, unless such alteration, amendment or repeal has been approved by a majority of those directors of the Corporation who are not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the Corporation.

                                   ARTICLE XIV

                                Emergency Bylaws

          SECTION 1. Effective Time. This Emergency By-law shall become effective if a state of national emergency is declared by the government of the United States and shall cease to be effective when the government of the United States shall declare that the state of national emergency no longer exists. This Emergency By-law may also become effective in the manner outlined in Section 5 of this Article.

          SECTION 2. Management. In the event this Emergency By-law shall become effective, the business of the Corporation shall continue to be managed by those members of the Board of Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such directors are available to act, additional directors, in whatever number is necessary to constitute a Board of three directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.

          SECTION 3. Unavailability of Directors. For the purposes of Sections 2 and 4(c) of this Article, a director shall be deemed unavailable to act if he shall fail to attend a directors meeting called in the manner provided in
Section 4(a) of this Article. This section, however, shall not affect in any way the right of a director in office at the time an emergency arises to continue as a director.

          SECTION 4. Procedures. The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.

          (a) Meetings of the Board of Directors may be called by any director, or by the first available officer or employee in the order provided in the emergency succession list referred to in Section 2 of this Article, notice of any meeting of the Board of Directors during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

          (b) Three directors shall constitute a quorum which may in all cases act by majority vote.

          (c) If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section 2 of this Article.

          (d) Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list referred to in Section 2 of this Article.

          (e) The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the Corporation in an emergency if it considers it to be in the best interests of the Corporation to do so, except that it may not change Sections 3 or 4(e) of this Article in any manner which excludes from participation any person who was a director in office at the time an emergency arises.

          (f) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner which is consistent with the Certificate and these By-laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency

By-law is intended to and hereby empowers the Board of Directors with the maximum authority possible under the General Corporation Law of the State of Delaware, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.

          SECTION 5. Obvious Emergency. If an obvious defense emergency exists because of an enemy attack and, if by reason of or related to the emergency, the government of the United States is itself unable to declare a state of national emergency as contemplated by Section 1 of this Article, then:

          (a) A quorum of the Board of Directors pursuant to Article II of these bylaws may order the effectiveness of this Emergency By-law; or

          (b) If a quorum of the Board of Directors pursuant to Article II of these bylaws is not present at the first Board of Directors meeting called, in the manner provided in Section 4(a) of this Article, after an emergency arises, then the provisions of this Emergency By-law shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of Directors to resume management of the business of the Corporation.


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